ASSIGNMENT OF LIFE INSURANCE POLICY

THIS ASSIGNMENT OF LIFE INSURANCE POLICY (“Assignment”) is made as of June 9, 2006, by Ronco Corporation, a Delaware corporation (hereinafter called “Assignor), whose address is 21344 Superior Street, Chatsworth, California 91311 in favor of Sanders Morris Harris Inc., a Texas corporation (“Lead Lender”), individually and on behalf of the Lenders (“Lenders”) parties to the Letter Loan Agreement dated as of the date hereof, among Assignor and such Lenders (the “Loan Agreement”), whose address is 600 Travis Street, Suite 3100, Houston, Texas 77002.

In consideration of certain financial accommodations extended by Lenders to Assignor, Assignor does hereby assign, transfer, and set over to Lenders all of Assignor’s right, title and interest in and to Policy No. 81 070 567, issued by John Hancock Life Insurance Company (herein called the “Insurer”) and any supplementary contracts issued in connection therewith (said policy and contracts being herein called the “Policy”), upon the life of Ronald M. Popeil, and all claims, options, privileges, rights, title, and interest therein and thereunder (except as provided in Paragraph 2 hereof), subject to all the terms and conditions of the Policy and to all superior liens, if any, which the Insurer, Wells Fargo Bank, National Association, Prestige Capital Corporation, Laurus Master Fund, Ltd. or the holders of Permitted Liens (as defined in the Loan Agreement) (collectively, the “Lienholders”) may have against the Policy. Assignor by this instrument agrees, and Lenders by the acceptance of this Assignment agree, to the conditions and provisions herein set forth.

1. Subject to the terms and conditions of the Policy, it is expressly agreed that, without detracting from the generality of the foregoing, the following specific rights are included in this Assignment and pass by virtue hereof:

(a) The sole right to collect from the Insurer the net proceeds of the Policy when it becomes a claim by death or maturity;

(b) The sole right to surrender the Policy and receive the surrender value thereof at any time provided by the terms of the Policy and at such other times as the Insurer may allow;

(c) The sole right to obtain one or more loans or advances on the Policy, either from the Insurer or, at any time, from other persons, and to pledge or assign the Policy as security for such loans or advances;

(d) The sole right to collect and receive all distributions or shares of surplus, dividend deposits or additions to the Policy now or hereafter made or apportioned thereto, and to exercise any and all options contained in the Policy with respect thereto; provided, that unless and until the Lead Lender shall notify the Insurer in writing to the contrary, the distributions or shares of surplus, dividend deposits and additions shall continue on the plan in force at the time of this Assignment;

(e) The sole right to exercise all nonforfeiture rights permitted by the terms of the Policy or allowed by the Insurer and to receive all benefits and advantages derived therefrom;

(f) The sole right to designate and change the beneficiary of the Policy;

(g) The sole right to elect any optional mode of settlement permitted by the Policy or allowed by the Insurer;

(h) The sole right to return the Policy for cancellation or redemption;

(i) The sole right to make deposits for the purpose of paying future premiums on the Policy;

(j) The sole right to change the Policy to a plan of whole life or endowment insurance; and

(k) The sole right to transfer, assign, or otherwise dispose of the Policy.

2. It is expressly agreed that the following specific rights, so long as the Policy has not been surrendered, are reserved and excluded from this Assignment and do not pass by virtue hereof:

(a) The right to collect from the Insurer any disability benefit payable in cash that does not reduce the amount of insurance, so long as the Policy has not been surrendered; and

(b) The right to elect any optional mode of settlement permitted by the Policy or allowed by the Insurer; but the reservation of these rights shall in no way impair the right of Lenders to surrender the Policy completely with all its incidents or impair any other right of Lenders hereunder, and any designation or change of beneficiary or election of a mode of settlement shall be made subject to this Assignment and to the rights of Lenders hereunder.

3. This Assignment is made and the Policy is to be held as collateral security for the outstanding principal amount of and all accrued and unpaid interest on the promissory notes executed by Assignor and payable to the order of Lenders under the Loan Agreement; and (ii) all obligations of Assignor to Lenders under any documents evidencing, securing, governing and/or pertaining to all or any part of the indebtedness described in (i) above (the “Indebtedness”).

4. Assignor warrants and represents to Lenders, their successors and assigns that:

(a) the terms and condition of the Policy are fully set out and disclosed in the copy thereof, which has been delivered by Assignor to Lenders;

(b) the Policy has been accepted by John Hancock Life Insurance Company, is in full force and effect, and has not been amended, altered or revoked in any manner; and

(c) Assignor has not executed any prior assignment or pledge of its rights under the Policy, except to the Lienholders, and holds full and complete power and authority to transfer, pledge and assign its rights, as owner and beneficiary under the Policy, to Lenders free and clear of any rights of any third party whatsoever, other than the Lienholders.

5. Assignor hereby covenants and agrees with Lenders, their successors and assigns, that Assignor shall not alter, amend, modify, endorse, borrow funds under, or otherwise affect the Policy without the prior written consent of the Lead Lender, shall keep the Policy in full force and effect, provide for the prompt and timely payment of all premiums and other charges required to be made to keep said Policy in full force and effect, and, at the written direction of the Lead Lender shall do or cause to be done all proceedings, acts and things necessary or proper to effect the performance and recovery under the Policy at its own cost and expense.

6. The Lenders covenant and agree with Assignor as follows:

(a) That any proceeds of the Policy received by the Lenders from the Insurer shall be applied by Lenders to pay the then existing Indebtedness and any remaining proceeds of the Policy after the payment of such Indebtedness shall be promptly paid by Lenders to Assignor;

(b) That Lenders shall not exercise any rights under the Policy other than (i) the right to collect from the Insurer the net proceeds of the Policy when it becomes a claim by death or maturity, (ii) the right to collect and receive all distributions or shares of surplus, dividend deposits, or additions to the Policy, and (iii) the right to make deposits for the purpose of paying future premiums on the Policy, until there has been an Event of Default (as defined in the Loan Agreement) that shall have occurred and be continuing; and

(c) If the original Policy is in possession of Lenders, Lenders will upon request forward without unreasonable delay to the Insurer the Policy for endorsement of any designation or change of beneficiary or any election of an optional mode of settlement.

7. The Insurer is hereby authorized to recognize Lenders’ claims to rights hereunder without investigating the reason for any action taken by Lenders, or the validity or the amount of the Indebtedness or the existence of any default therein, or the giving of any notice under Paragraph 6(b) above or otherwise, or the application to be made by Lenders of any amounts to be paid to Lenders. The sole signature of the Lead Lender shall be sufficient for the exercise of any rights under the Policy assigned hereby and the sole receipt of the Lead Lender for any sums received shall be a full discharge and release therefor to the Insurer. Checks for all or any part of the sums payable under the Policy and assigned herein shall be drawn to the exclusive order of the Lead Lender if, when, and in such amounts as may be, requested by Lenders.

8. The Assignor agrees to pay when due and before becoming delinquent, all premiums necessary to keep the Policy in full force and effect and the amounts due on any loans or advances on the Policy. The Assignor agrees that it will not exercise the right to obtain policy loans from the Insured. The Lenders shall be under no obligation to pay any premium, or the principal of or interest on any loans or advances on the Policy obtained by Assignor, or any other charges on the Policy, but any such amounts so paid by Lenders from their own funds shall become a part of the Indebtedness hereby secured, shall be due immediately, and shall draw interest at the highest rate permitted by applicable law.

9. Lenders may take or release other security, may release any party primarily or secondarily liable for any of the Indebtedness, may grant extensions, renewals or indulgences with respect to the Indebtedness, or may apply to the Indebtedness in such order Lenders shall determine the proceeds of the Policy hereby assigned or any amount received on account of the Policy by the exercise of any right permitted under this Assignment, without resorting or regard to other security.

10. Assignor declares, represents, and warrants that no insolvency proceedings or proceedings in bankruptcy are pending against it, that its Policy is not subject to any assignment for the benefit of creditors (other than the Lienholders), that the Policy is in full force and effect, that Assignor has made no material representation or omission in the application for the Policy, that Assignor has no current knowledge of any event which might cause the Policy to be unenforceable and that there are no loans outstanding from the Policy.

11. In the event of any conflict between the provisions of this Assignment and provisions of the Notes (as defined in the Loan Agreement), the Loan Agreement, or other evidence of any liability, with respect to the Policy or rights of collateral security therein, the provisions of this Assignment shall prevail.

12. Upon payment in full of all of the Indebtedness, this Assignment shall be of no further force and effect.

13. THIS ASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND APPLICABLE FEDERAL LAWS.

IN WITNESS WHEREOF, the undersigned executes and delivers this Assignment as of the first day written above.

ASSIGNOR:	LEAD LENDER:

Ronco Corporation	Sanders Morris Harris Inc.

By: /s/ Richard F. Allen, Sr.	By: /s/ Ben T. Morris
Name: Richard F. Allen, Sr.	Name: Ben T. Morris
Title: President and Chief Executive Officer	Title: Chief Executive Officer

THE STATE OF CALIFORNIA  §
                                                         §
COUNTY OF ___________       §

This instrument was acknowledged before me on the ___ day of ________________, 2006, by ____________________, ________________________ of Ronco Corporation, a Delaware corporation, on behalf of said corporation.

___________________________________
Notary Public in and for the State of Texas]

THE STATE OF TEXAS     §
                                                §
COUNTY OF HARRIS        §

This instrument was acknowledged before me on the 9 day of June, 2006, by Ben T. Morris, Chief Executive Officer of Sanders Morris Harris, Inc., a Texas corporation, on behalf of said association.

_/s/Susan Eva Bailey___________________
Notary Public in and for the State of Texas

ACKNOWLEDGMENT OF ASSIGNMENT BY INSURER

__________________________ hereby acknowledges receipt of a duplicate of this Assignment of Life Insurance Policy Number 81070567 and waives all prohibitions against assignment, if any, contained in the above-described policy and consents to the assignment of all right, title, and interest by the Assignor in that policy to the full extent described in the Assignment.

EXECUTED on this the _____ day of _____________________, 2006.

John Hancock Life Insurance Company

By:_______________________________
Name:_____________________________
Title:______________________________